UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2005

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-49928	75-2768656
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 W. Colorado Street La Grange, Texas	78945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (979) 968-8451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2005, Texas United Bancshares, Inc., a Texas corporation (“Texas United”), the parent company of State Bank, La Grange, Texas and GNB Financial, n.a., Gainesville, Texas and Gateway Holding Company, Inc., a Texas corporation (“Gateway”), the parent of Gateway National Bank, Dallas, Texas, entered into an Agreement and Plan of Reorganization (the “Agreement”) pursuant to which Gateway will merge with and into Texas United.

Under the terms of the Agreement, Gateway shareholders will receive, for each share of Gateway common stock they own, (i) a number of shares of Texas United common stock with an aggregate market value equal to $35.48 and (ii) $15.20 in cash. The market value of the Texas United common stock will be based on the average trading price of the Texas United common stock for the 20 consecutive trading days ending on and including the tenth trading day preceding the closing date.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the shareholders of Gateway and Texas United and other conditions set forth in the Agreement. The merger is expected to be completed during the fourth quarter of 2005.

The news release announcing the transaction is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Reorganization, dated as of May 2, 2005, by and between Texas United Bancshares, Inc. and Gateway Holding Company, Inc.

99.1	News Release issued by Texas United dated May 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC.
(Registrant)

Dated: May 3, 2005	By:	/s/ L. Don Stricklin
L. Don Stricklin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Reorganization, dated as of May 2, 2005, by and between Texas United Bancshares, Inc. and Gateway Holding Company, Inc.

99.1	News Release issued by Texas United dated May 2, 2005.